UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 8, 2016
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd.,
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

(410) 970-7800
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2016, GSE Systems, Inc. (the "Company") announced that its board of directors (the "Board") has unanimously elected James H. Stanker to serve on the Board as a Class I director with a term expiring at the next Annual Meeting of Stockholders in 2017 effective August 8, 2016 and that Mr. Stanker was also appointed to the Audit Committee.

Mr. Stanker is not a party to any arrangements pursuant to which he was selected as a director. Mr. Stanker has not been involved in any transactions since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant. Mr. Stanker will receive the standard compensatory and other agreements and arrangements provided to other non-employee directors of the Company.

The Company has engaged, and continues to engage, Grant Thornton to provide certain professional services, including:  tax compliance services related to U.S. federal and state corporate tax returns and related routine general tax consulting; tax accounting and reporting assistance in accordance with ASC 740; business consulting services; and international tax advice related to the Company's foreign subsideraries.  During fiscal year 2015, the Company paid $145,300 to Grant Thornton, including $91,684 for domestic tax compliance and accounting services and $53,616 for consulting services  and international tax advice.

A copy of the press release announcing the election of Mr. Stanker to the Board is being furnished with this Form 8-K as Exhibit  99.1.

Item 9.01.	Financial Statements and Exhibits.
99.1	Press Release, dated August 8, 2016, announcing election of James H. Stanker to the Board of Directors

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer

Date: August 8, 2016